                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            Lifeline Systems, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                          --Enter Company Name Here--
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                            LIFELINE SYSTEMS, INC.

                               ----------------

                           NOTICE OF ANNUAL MEETING
                                 MAY 20, 1998

To the Stockholders of
LIFELINE SYSTEMS, INC.:

  Notice is hereby given that the Annual Meeting of Stockholders of Lifeline Systems, Inc., a Massachusetts corporation (the "Company"), will be held on Wednesday, May 20, 1998, at 10:00 A.M., Boston time, at the offices of Lifeline Systems, Inc., 640 Memorial Drive, Cambridge, Massachusetts 02139, to consider and act upon the following matters:

    1. To elect three Class III Directors, each to hold office until the Annual Meeting of Stockholders in 2001 and until his or her successor is elected and qualified;

    2. To approve an amendment to the Company's Articles of Organization increasing the authorized number of shares of Common Stock from 10,000,000 to 20,000,000;

    3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year; and

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

  This Notice and the accompanying proxy materials are being mailed to all holders of the Company's Common Stock. The close of business at 5:00 P.M., March 27, 1998 is the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The stock transfer books of the Company remain open.

                                          By Order of the Board of Directors,

                                          NORMAN B. ASHER, Clerk

Cambridge, Massachusetts
April 10, 1998

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                            LIFELINE SYSTEMS, INC.
                              640 MEMORIAL DRIVE
                        CAMBRIDGE, MASSACHUSETTS 02139

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 20, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lifeline Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 A.M. on Wednesday, May 20, 1998 (the "Annual Meeting") and at any adjournment or adjournments of the Annual Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Clerk of the Company, by the submission of another signed proxy bearing a later date or by the stockholder's personal attendance at the meeting and voting by ballot.

  The Board of Directors has fixed March 27, 1998 as the record date for determining stockholders who are entitled to vote at the Annual Meeting. At the close of business on March 27, 1998, there were outstanding and entitled
to vote        shares of the Common Stock, $.02 par value per share, of the
Company. Each share is entitled to one vote.

  The Company's Annual Report and these proxy materials were first mailed to stockholders on or about April 10, 1998.

  THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY IN CARE OF CORPORATE SECRETARY, 640 MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS 02139.

VOTES REQUIRED AND TABULATION OF VOTES

  The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to adopt the proposed amendment to the Company's Articles of Organization increasing the authorized shares of Common Stock. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required for the ratification of the approval of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current year.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the matter being presented for stockholder approval at the Annual Meeting other than with respect to proposal two, in which case abstentions and broker non-votes will have the effect of a vote against such proposal.

BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information, as of January 31, 1998 unless otherwise indicated, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) all directors and executive officers of the Company as of January 31, 1998 as a group:

                                                                 PERCENTAGE OF
   NAME OF BENEFICIAL                         STOCK BENEFICIALLY  COMMON STOCK
         OWNER                                     OWNED(1)      OUTSTANDING(2)
   ------------------                         ------------------ -------------
SAFECO Corporation(3)........................       737,450          12.8%
   4333 Brooklyn Ave. N.E.
   Seattle, WA 98185
L. Dennis Shapiro(4).........................       706,833          12.2
   24 Essex Road
   Chestnut Hill, MA 02167
J.P. Morgan & Co. Incorporated(5)............       455,200           7.8
   60 Wall Street
   New York, NY 10260
Dawson-Samberg Capital Management, Inc.(6)...       399,100           6.9
   354 Pequot Avenue
   Southport, CT 06490
Ronald Feinstein(7)..........................       359,605           6.0
   c/o Lifeline Systems, Inc.
   640 Memorial Drive
   Cambridge, MA 02139
Susan S. Bailis..............................             0             *
Everett N. Baldwin(8)........................        29,500             *
John D. Gugliotta(9).........................        41,775             *
Dennis M. Hurley(10).........................        33,588             *
Joseph E. Kasputys, Ph.D.(11)................        34,650             *
Thomas E. Loper(12)..........................        34,157             *
Richard M. Reich(13).........................        67,665           1.2
Carolyn C. Roberts(14).......................        12,000             *
Steven M. Tritman(15)........................        47,025             *
Gordon C. Vineyard, M.D.(16).................        23,501             *
All directors and executive officers as a         1,435,057          23.2
   group (14 persons)(17)....................

--------
 *Less than 1% of the outstanding Common Stock.
                                        (Footnotes continued on following page)

 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission that the named stockholders are direct or indirect beneficial owners of such shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed.
 (2) Number of shares deemed outstanding includes 5,783,842 shares outstanding as of January 31, 1998, plus any shares subject to options held by the named person or entity that are currently exercisable or exercisable within 60 days after January 31, 1998.
 (3) Represents holdings based on information provided to the Company by SAFECO Corporation. Includes the following shares, as to all of which SAFECO Corporation disclaims beneficial ownership: 514,450 shares held by SAFECO Common Stock Trust, an investment company for which SAFECO Asset Management Company, a wholly owned subsidiary of SAFECO Corporation, acts as the investment advisor; 213,000 shares held by SAFECO Resource Series Trust, an investment company for which SAFECO Asset Management Company, a wholly owned subsidiary of SAFECO Corporation, acts as the investment advisor; and 10,000 shares held by SAFECO Employee Savings Plan, an employee benefit plan for which SAFECO Corporation is the sponsor.
 (4) Includes 22,500 shares subject to stock options held by Mr. Shapiro that are currently exercisable or exercisable within 60 days after January 31, 1998. Also includes the following shares, as to all of which Mr. Shapiro disclaims beneficial ownership: 4,124 shares held by Mr. Shapiro as custodian for three children, over which he has sole voting and investment power; 35,312 shares held by Mr. Shapiro's wife; 12,360 shares held by Mr. Shapiro's wife as custodian for three children, 66,000 shares held by Mr. Shapiro's wife as co-trustee of three trusts for his children; and 17,062 shares held by Mr. Shapiro's children, over which he has shared voting and investment power.
 (5) Represents holdings as of December 31, 1997, based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 1998 by J.P. Morgan & Co. Incorporated ("J.P. Morgan") as the parent holding company for Morgan Guaranty Trust Company of New York, J.P. Morgan Investment Management, Inc. and J.P. Morgan Florida Federal Savings Bank. Includes 377,900 shares as to which J.P. Morgan has sole voting power and 455,200 shares as to which J.P. Morgan has sole dispositive power.
 (6) Represents holdings of Pequot Scout Fund, L.P., based on information provided to the Company by Dawson-Samberg Capital Management, Inc.
 (7) Includes 165,070 shares subject to stock options held by Mr. Feinstein that are currently exercisable or exercisable within 60 days after January 31, 1998. Includes 16,000 shares held by Mr. Feinstein's children. Includes 8,001 shares beneficially owned by Mr. Feinstein through the Lifeline Employees' Savings and Investment Plan (the "401(k) Plan") as of December 31, 1997, as to which shares Mr. Feinstein possesses sole investment and voting power.
 (8) Includes 14,500 shares subject to stock options held by Mr. Baldwin that are currently exercisable or exercisable within 60 days after January 31, 1998 and 7,000 shares held by the Everett N. Baldwin Revocable Trust of 1997.
 (9) Includes 19,574 shares subject to stock options held by Mr. Gugliotta that are currently exercisable or exercisable within 60 days after January 31, 1998. Also includes 2,201 shares beneficially owned by Mr. Gugliotta through the 401(k) Plan as of December 31, 1997, as to which shares Mr. Gugliotta possesses sole investment power and voting power.
(10) Includes 24,193 shares subject to stock options held by Mr. Hurley that are currently exercisable or exercisable within 60 days after January 31, 1998 and 1,700 shares beneficially owned by Mr. Hurley through an individual retirement account ("IRA"). Includes 572 shares beneficially owned by Mr. Hurley through the 401(k) Plan, as to which shares Mr. Hurley possesses sole investment and voting power. Also includes 7,123 shares owned by Mr. Hurley jointly with his wife.
(11) Includes 22,500 shares subject to stock options held by Dr. Kasputys that are currently exercisable or exercisable within 60 days after January 31, 1998.
(12) Includes 25,018 shares subject to stock options held by Mr. Loper that are currently exercisable or exercisable within 60 days after January 31, 1998. Also includes 8,939 shares pledged to the Company to secure a $100,000 loan by the Company to Mr. Loper. See "Other Arrangements--Loans to Related Parties."

                                        (Footnotes continued on following page)

(13) Includes 19,704 shares subject to stock options held by Mr. Reich that are currently exercisable or exercisable within 60 days after January 31, 1998. Includes 42,500 shares owned by Mr. Reich jointly with his wife. Also includes 5,461 shares beneficially owned by Mr. Reich through the 401(k) Plan, as to which shares Mr. Reich possesses sole investment and voting power.
(14) Includes 11,000 shares subject to stock options held by Ms. Roberts that are currently exercisable or exercisable within 60 days after January 31, 1998.
(15) Includes 1,650 shares held by Mr. Tritman's wife, as to which he disclaims beneficial ownership, and 7,325 shares jointly held by Mr. Tritman and his wife. Also includes 15,500 shares subject to stock options held by Mr. Tritman that are currently exercisable or exercisable within 60 days after January 31, 1998.
(16) Includes 22,500 shares subject to stock options held by Dr. Vineyard that are currently exercisable or exercisable within 60 days after January 31, 1998.
(17) Includes an aggregate of 400,847 shares subject to stock options that are currently exercisable or exercisable within 60 days after January 31, 1998. Also includes 16,235 shares beneficially owned by such persons through the 401(k) Plan, as to which 16,235 shares such persons possess sole investment and voting power.

1.ELECTION OF DIRECTORS

  The Company's Board of Directors is classified into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at the 1999 Annual Meeting of Stockholders, two Class II Directors, whose terms expire at the 2000 Annual Meeting of Stockholders, and three Class III Directors, whose terms expire at the 1998 Annual Meeting of Stockholders.

  The persons named in the proxy will vote to elect as Class III Directors the three nominees named below unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Because the Board of Directors has fixed the number of Class III Directors at three members, the proxy may not be voted for more than three directors. If any of the nominees becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable. Gordon C. Vineyard, M.D. and Carolyn C. Roberts have served as members of the Board of Directors of the Company since 1985 and 1994, respectively. Susan S. Bailis is nominated for the first time as a Class III Director. Each of the nominees will be elected to hold office until the Annual Meeting of Stockholders in 2001, and until his or her successor is elected and qualified.

  The following table sets forth the name of each of the nominees for election to the Board of Directors at the Annual Meeting, followed by the name of each other director who will continue in office after the Annual

Meeting, and each such person's principal occupation and business experience during the past five years, his or her age and the year in which he or she became a director of the Company:

         NAME, PRINCIPAL OCCUPATION AND BUSINESS                FIRST BECAME
          EXPERIENCE DURING THE PAST FIVE YEARS             AGE  A DIRECTOR
         ---------------------------------------            --- ------------
THE THREE NOMINEES FOR ELECTION AS CLASS III DIRECTORS TO
 SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2001:
Susan S. Bailis...........................................   52       --
 Ms. Bailis has been President and Chief Executive Officer
   of the A.D.S. Group ("A.D.S."), owned by an affiliate
   of Genesis Health Ventures, since October 1997. From
   December 1996 to October 1997, Ms. Bailis held the
   positions of Senior Vice President of the Multicare
   Companies and President and Chief Executive Officer of
   A.D.S., at which time A.D.S. which was then a wholly
   owned subsidiary of the Multicare Companies. From 1986
   to December 1996 Ms. Bailis was President of A.D.S.
Gordon C. Vineyard, M.D...................................   61     1985
 Dr. Vineyard has been Director of Surgical Specialties
   and Radiology and Surgeon-in-Chief of the Harvard
   Vanguard Medical Associates (formerly Harvard Pilgrim
   Health Care) since 1991. From 1980 to 1991, he was its
   Chief of Surgery. He is also an Associate Clinical
   Professor of Surgery at The Harvard Medical School. Dr.
   Vineyard was a surgeon at Boston's Brigham and Women's
   Hospital from January 1972 through August 1995.*
Carolyn C. Roberts .......................................   59     1994
 Ms. Roberts has been President and Chief Executive
   Officer of Copley Health Systems, Inc. since 1985.
   Since 1982, she has also been President and Chief
   Executive Officer of Copley Hospital, Inc. Ms. Roberts
   has served on the Board of Trustees of the American
   Hospital Association since 1990, was Chair of the Board
   in 1994 and, from 1991 to 1996, was a member of its
   Executive Committee. Ms. Roberts is currently a member
   of the Board of Commissioners of the Joint Commission
   for Accreditation of Health Care Organizations
   ("JCAHO").** ***

THE TWO CLASS I DIRECTORS NAMED BELOW WILL CONTINUE IN
 OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 1999:
L. Dennis Shapiro ........................................   64     1978
 Mr. Shapiro has been Chairman of the Board since 1978 and
   was Chief Executive Officer and Treasurer of the
   Company from 1978 through December 1988.* **
Everett N. Baldwin .......................................   65     1991
 Mr. Baldwin served as President and Chief Executive
   Officer of Welch Foods, Inc. from August 1982 to August
   1995, and as a Director of Welch Foods, Inc. from
   August 1982 to December 1995.*

THE TWO CLASS II DIRECTORS NAMED BELOW WILL CONTINUE IN
 OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2000:
Ronald Feinstein..........................................   51     1985
 Mr. Feinstein has been President and Chief Executive
   Officer of the Company since January 1, 1993. In
   October 1992, Mr. Feinstein was appointed Chief
   Operating Officer and Executive Vice President of the
   Company. Mr. Feinstein was the President and Chief
   Executive Officer of International Business Interiors
   from January 1991 to September 1992.

          NAME, PRINCIPAL OCCUPATION AND BUSINESS               FIRST BECAME
           EXPERIENCE DURING THE PAST FIVE YEARS            AGE  A DIRECTOR
          ---------------------------------------           --- ------------
Joseph E. Kasputys, Ph.D...................................  61     1985
 Dr. Kasputys has been Chairman, President and Chief
   Executive Officer of Primark Corporation, an
   international company primarily engaged in information
   service businesses, since June 1987.** ***

--------
  *Member of the Audit Committee.
 **Member of the Compensation Committee.
***Member of the Stock Option Plans Committee.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Company has an Audit Committee, which held three meetings during the fiscal year ended December 31, 1997. The principal functions of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, to review and approve any major accounting policy changes affecting the Company's operating results, to review the arrangements for and scope of the independent audit and the results of the audit, to review the scope of non-audit activities performed by the independent auditors and to assure that the auditors are in fact independent, and to establish and monitor policies to prohibit unethical, questionable or illegal activities by employees of the Company.

  The Company has a Compensation Committee, which held two meetings during the fiscal year ended December 31, 1997. The principal function performed by the Compensation Committee is to make recommendations to the Board of Directors as to compensation arrangements, including bonuses for senior management. The Company also has a Stock Option Plans Committee, which held two meetings during the fiscal year ended December 31, 1997. The principal function of the Stock Option Plans Committee is to grant stock options to employees of the Company and to otherwise administer the Company's stock option plans.

  The Company has no nominating committee of the Board of Directors or committee performing similar functions. The Board of Directors will consider nominees for director recommended by stockholders of the Company. The names of such nominees should be forwarded to the Corporate Secretary, Lifeline Systems, Inc., 640 Memorial Drive, Cambridge, Massachusetts 02139, who will submit them to the Board of Directors for its consideration.

  During the fiscal year ended December 31, 1997, the Board of Directors of the Company held six meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees of the Board on which they respectively served.

DIRECTORS' COMPENSATION

  Each director who is not an executive officer receives an annual retainer fee of $5,000 plus $750 for each Board meeting attended and $500 for each Committee meeting attended ($750 for each day during which a director attended both a Board and a Committee meeting). The Chairmen of the Audit Committee and the Compensation Committee each receive an annual fee of $2,500 for their services in this capacity in addition to their regular annual retainer fee. Executive officers do not receive any additional remuneration for their services as directors. The Chairman of the Board, Mr. Shapiro, receives an annual fee of $10,000 for his services as Chairman in addition to his regular annual retainer fee.

  The Company's 1991 Stock Option Plan (the "1991 Plan") provides that non-employee directors receive, on the sixth business day of each calendar year, options to purchase 3,000 shares of Common Stock at an exercise price equal to the fair market value of such shares on the date of grant, vesting one-third on the date of grant and one-third on each of the next two anniversary dates. Pursuant to this provision, on January 9, 1997, each of the then non-employee directors received options to purchase 3,000 shares of Common Stock at an exercise price of $17.625 per share (the fair market value on the date of grant), and on January 9, 1998, each of the then non-employee directors received options to purchase 3,000 shares of Common Stock at an exercise price of $22.75 per share (the fair market value on the date of grant). Upon her election to the Board, Susan Bailis will receive options to purchase 3,000 shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Kasputys, Shapiro and Tritman and Ms. Roberts served as members of the Compensation Committee during the Company's most recent fiscal year. Mr. Shapiro is the Chairman of the Board of Directors and previously served at various times as the Company's President, Chief Executive Officer and Treasurer.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Based solely on its review of copies of reports filed by Reporting Persons of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or written representations from certain Reporting Persons that no Form 5 filing was required for such person, the Company believes that during fiscal 1997 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

EXECUTIVE COMPENSATION

 Summary Compensation

  The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during the fiscal year ended December 31, 1997 who were serving as executive officers at December 31, 1997 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                   ANNUAL COMPENSATION                         AWARDS
                         ------------------------------------------- ---------------------------
                                                                       SECURITIES
                                                                       UNDERLYING    ALL OTHER
NAME AND PRINCIPAL             SALARY   BONUS         OTHER ANNUAL      OPTIONS     COMPENSATION
POSITION                 YEAR   ($)      ($)        COMPENSATION ($) GRANTED (#)(1)    ($)(2)
------------------       ---- -------- --------     ---------------- -------------- ------------
Ronald Feinstein........ 1997 $242,826       --(3)           --          34,810(5)     $2,657(7)
 President and Chief     1996  230,000 $128,238(4)           --              --         1,718(7)
 Executive Officer       1995  218,000  191,317(4)           --              --(6)      1,000(7)

Richard M. Reich........ 1997  146,750       --(3)           --          12,411(9)      2,331(10)
 Vice President,         1996  139,550   45,544(8)           --           7,000         1,436(10)
 Technology, and         1995  134,333   60,772(8)           --           3,000         1,000(10)
 Advanced Services

Thomas E. Loper......... 1997  145,333       --(3)      $24,000(13)      12,052(14)     2,278(15)
 Vice President,         1996  136,750   47,450(8)       24,000(13)       7,500           427(15)
 Customer Care(11)       1995   36,750   74,440(12)          --          47,000           178(15)

Dennis M. Hurley........ 1997  136,917       --(3)           --          11,978(18)     2,302(19)
 Vice President,         1996  130,417   41,311(8)           --           7,500         1,407(19)
 Finance, and Chief      1995  104,168   81,979(17)          --          45,000           250(19)
 Financial Officer(16)

John G. Gugliotta....... 1997  130,166       --(3)           --           8,920(20)     2,230(21)
 Vice President,         1996  125,617   37,064(8)           --           3,000         1,592(21)
 Operations              1995  122,867   52,057(8)           --           4,500         1,650(21)

--------
 (1) Reflects the grant of options to purchase Common Stock.
 (2) Represents Company contributions to the Company's 401(k) Plan and Group Term Life Insurance Plan, except as indicated below.
 (3) For the year ended December 31, 1997, Mr. Feinstein, Mr. Reich, Mr. Loper, Mr. Hurley and Mr. Gugliotta each elected to take stock options in lieu of a cash bonus. See column entitled "Securities Underlying Options Granted."
 (4) Represents amounts paid under the Company's Executive Bonus Plan. Also includes $14,950 paid to Mr. Feinstein in each of 1995 and 1996 as a special bonus pursuant to the terms of his employment agreement with the Company, which amount was based on the Company's pre-tax profit in each of those years. See "Other Arrangements--Feinstein Employment Agreement."

                                         (Footones continued on following page)

 (5) Includes options to purchase 14,810 shares granted under the 1994 Stock Option Plan in lieu of cash bonus for the year ended December 31, 1997. The exercise price of these options was $24.00 per share, representing the fair market value of the underlying shares on the date of grant, February 13, 1998. These options became exercisable 1/3 immediately upon grant, with an additional 1/3 becoming exercisable on each of the next two anniversary dates.
 (6) Excludes an option exercisable for 150,000 shares of Common Stock granted on August 27, 1992, which was amended on December 6, 1995 to extend the exercise period of the option from five years to ten years. Also excludes an option exercisable for 100,000 shares of Common Stock granted on August 27, 1992, which originally vested in three equal annual installments following the achievement of certain financial goals but was amended on September 27, 1995 to provide for vesting on the earlier of the six-year anniversary of the date of grant or in three equal annual installments following the achievement of certain financial goals and on June 14, 1996, was further amended to provide for full vesting in any event on August 27, 1998. See "Other Arrangements--Feinstein Employment Agreement."
 (7) Includes contributions to the Company's Group Term Life Insurance Plan on behalf of Mr. Feinstein in the following amounts: $657 in 1997, $718 in 1996 and $1,151 in 1995.
 (8) Represents amounts paid under the Company's Executive Bonus Plan.
 (9) Includes options to purchase 6,411 shares granted under the 1994 Stock Option Plan in lieu of cash bonus for the year ended December 31, 1997. The exercise price of these options was $24.00 per share, representing the fair market value of the underlying shares on the date of grant, February 13, 1998. These options became exercisable 1/3 immediately upon grant, with an additional 1/3 becoming exercisable on each of the next two anniversary dates.
(10) Includes contributions to the Company's Group Term Life Insurance Plan on behalf of Mr. Reich in the following amounts: $331 in 1997, $436 in 1996 and $711 in 1995.
(11) Mr. Loper became an executive officer of the Company in September 1995.
(12) Includes $18,500 paid to Mr. Loper under the Company's Executive Bonus Plan. Also includes $55,940, which represents the fair market value of 5,000 shares of the Company's Common Stock which the Company issued to Mr. Loper on September 11, 1995 upon his becoming an executive officer of the Company.
(13) Represents an annual living allowance paid to Mr. Loper.
(14) Includes options to purchase 6,052 shares granted under the 1994 Stock Option Plan in lieu of cash bonus for the year ended December 31, 1997. The exercise price of these options was $24.00 per share, representing the fair market value of the underlying shares on the date of grant, February 13, 1998. These options became exercisable 1/3 immediately upon grant, with an additional 1/3 becoming exercisable on each of the next two anniversary dates.
(15) Includes contributions to the Company's Group Term Life Insurance Plan on behalf of Mr. Loper in the following amounts: $278 in 1997, $427 in 1996 and $178 in 1995.
(16) Mr. Hurley became an executive officer of the Company in March 1995.
(17) Includes $60,104 paid to Mr. Hurley under the Company's Executive Bonus Plan. Also includes $21,875, representing the fair market value of 3,500 shares of the Company's Common Stock on March 1, 1995, which shares were issued to Mr. Hurley upon his becoming an executive officer of the Company.
(18) Includes options to purchase 5,978 shares granted under the 1994 Stock Option Plan in lieu of cash bonus for the year ended December 31, 1997. The exercise price of these options was $24.00 per share, representing the fair market value of the underlying shares on the date of grant, February 13, 1998. These options became exercisable 1/3 immediately upon grant, with an additional 1/3 becoming exercisable on each of the next two anniversary dates.

                                        (Footnotes continued on following page)

(19) Includes contributions to the Company's Group Term Life Insurance Plan on behalf of Mr. Hurley in the following amounts: $302 in 1997, $407 in 1996 and $550 in 1995.
(20) Includes options to purchase 5,920 shares granted under the 1994 Stock Option Plan in lieu of cash bonus for the year ended December 31, 1997. The exercise price of these options was $24.00 per share representing the fair market value of the underlying shares on the date of grant, February 13, 1998. These options became exercisable 1/3 immediately upon grant, with an additional 1/3 becoming exercisable on each of the next two anniversary dates.
(21) Includes contributions to the Company's Group Term Life Insurance Plan on behalf of Mr. Gugliotta in the following amounts: $293 in 1997, $392 in 1996 and $650 in 1995.

 Option Grants

  The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 1997 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL
                                                                                      REALIZABLE VALUE
                                                                                      AT ASSUMED RATES
                                                                                       OF STOCK PRICE
                                                                                      APPRECIATION FOR
                                              INDIVIDUAL GRANTS                        OPTION TERM(1)
                         ------------------------------------------------------------ -----------------
                           SECURITIES    PERCENT OF TOTAL
                           UNDERLYING    OPTIONS GRANTED
                         OPTIONS GRANTED TO EMPLOYEES IN  EXERCISE OR BASE EXPIRATION
          NAME                 (#)         FISCAL YEAR    PRICE ($/SHARE)     DATE     5%($)    10%($)
          ----           --------------- ---------------- ---------------- ---------- -------- --------
Ronald Feinstein........     20,000(2)         18.1%           $16.75      2/13/2007  $210,680 $533,904
Richard M. Reich........      6,000(3)          5.4             16.75      2/13/2007    63,204  160,171
Thomas E. Loper.........      6,000(4)          5.4             16.75      2/13/2007    63,204  160,171
Dennis M. Hurley........      6,000(5)          5.4             16.75      2/13/2007    63,204  160,171
John G. Gugliotta.......      3,000(6)          2.7             16.75      2/13/2007    31,602   80,086

--------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.
(2) Exercisable in installments beginning 12 months after the date of grant, with 1/3 of the shares covered thereby becoming exercisable at that time and an additional 1/3 of the shares covered becoming exercisable on each of the next two anniversary dates. Under the terms of the Company's 1994 Stock Option Plan, the Stock Option Plans Committee retains discretion, subject to limits set forth in the plan, to modify the terms of outstanding options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment. Does not include options to purchase 14,810 shares granted on February 13, 1998 in lieu of cash bonus for the year ended December 31, 1997, at an exercise price of $24.00 per share.
(3) Exercisable in installments beginning 12 months after the date of grant, with 20% of the shares covered thereby becoming exercisable on the date of grant and an additional 20% of the shares covered becoming exercisable on each successive anniversary date. Under the terms of the Company's 1994 Stock Option Plan,

                                        (Footnotes continued on following page)
   the Stock Option Plans Committee retains discretion, subject to limits set forth in the plan, to modify the terms of outstanding options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment. Does not include options to purchase 6,411 shares granted on February 13, 1998 in lieu of cash bonus for the year ended December 31, 1997, at an exercise price of $24.00 per share.
(4) Exercisable in installments beginning 12 months after the date of grant, with 20% of the shares covered thereby becoming exercisable on the date of grant and an additional 20% of the shares covered becoming exercisable on each successive anniversary date. Under the terms of the Company's 1994 Stock Option Plan, the Stock Option Plans Committee retains discretion, subject to limits set forth in the plan, to modify the terms of outstanding options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment. Does not include options to purchase 6,052 shares granted on February 13, 1998 in lieu of cash bonus for the year ended December 31, 1997, at an exercise price of $24.00 per share.
(5) Exercisable in installments beginning 12 months after the date of grant, with 20% of the shares covered thereby becoming exercisable on the date of grant and an additional 20% of the shares covered becoming exercisable on each successive anniversary date. Under the terms of the Company's 1994 Stock Option Plan, the Stock Option Plans Committee retains discretion, subject to limits set forth in the plan, to modify the terms of outstanding options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment. Does not include options to purchase 5,978 shares granted on February 13, 1998 in lieu of cash bonus for the year ended December 31, 1997, at an exercise price of $24.00 per share.
(6) Exercisable in installments beginning 12 months after the date of grant, with 20% of the shares covered thereby becoming exercisable on the date of grant and an additional 20% of the shares covered becoming exercisable on each successive anniversary date. Under the terms of the Company's 1994 Stock Option Plan, the Stock Option Plans Committee retains discretion, subject to limits set forth in the plan, to modify the terms of outstanding options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment. Does not include options to purchase 5,920 shares granted on February 13, 1998 in lieu of cash bonus for the year ended December 31, 1997, at an exercise price of $24.00 per share.

 Option Exercises and Year-End Values

  The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 1997 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1997:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF
                                                 SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-
                           SHARES                 UNEXERCISED OPTIONS        THE-MONEY OPTIONS
                         ACQUIRED ON   VALUE     AT FISCAL YEAR-END(#)   AT FISCAL YEAR-END($)(1)
                          EXERCISE    REALIZED ------------------------- -------------------------
          NAME               (#)        ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           -----------  -------- ------------------------- -------------------------
Ronald Feinstein........   60,700(2)  $924,800      153,466/103,334        $3,182,669/$1,966,056
Richard M. Reich........   12,500      186,194       13,000/ 25,500           204,312/   398,781
Thomas E. Loper.........       --          --        20,300/ 40,200           272,644/   503,700
Dennis M. Hurley........       --          --        13,500/ 45,000           240,094/   731,438
John G. Gugliotta.......       --          --        13,800/ 16,700           224,862/   278,481

--------
(1) Based on the fair market value of the Common Stock on December 31, 1997 (approximately $24.69), less the option exercise price.
(2) Includes 10,700 shares of Common Stock which Mr. Feinstein acquired upon the exercise of stock options on February 24, 1997 at an exercise price of $3.00 per share and which Mr. Feinstein sold back to the Company at their fair market value on such date ($17.00 per share).

OTHER ARRANGEMENTS

 Feinstein Employment Agreement

  Pursuant to the terms of an employment agreement, as amended, effective as of August 27, 1992, Ronald Feinstein became the Executive Vice President and Chief Operating Officer of the Company on October 1, 1992, and the President and Chief Executive Officer on January 1, 1993. Mr. Feinstein receives a base salary of not less than $200,000 annually. Pursuant to the terms of Mr. Feinstein's agreement, on September 1, 1992, the Company sold to Mr. Feinstein 83,333 shares of the Company's Common Stock at a price of $3.00 per share (which represented the fair market value of the Common Stock on August 27, 1992) for an aggregate price of $250,000. The Company loaned $250,000 to Mr. Feinstein for seven years at an annual interest rate of 5.98% pursuant to the terms of a promissory note (the "Feinstein Note") which was secured by the Common Stock that Mr. Feinstein purchased. On February 24, 1997, Mr. Feinstein repaid the Feinstein Note in full, in part by exercising stock options and selling 10,700 shares of Common Stock back to the Company at their fair market value on such date ($17.00), the proceeds of which were used to repay the Feinstein Note.

  Pursuant to the terms of Mr. Feinstein's employment agreement, until the Feinstein Note was paid in full, the Company agreed to pay Mr. Feinstein a bonus equal to the lesser of (x) the annual interest due on the Feinstein Note and (y) 1% of the Company's pre-tax profit (a) in the first year that the Company achieves a specified level of after-tax net profit, and (b) in subsequent years, in the event that the Company achieves certain percent increases in net profit from the previous year. In addition, Mr. Feinstein is eligible to receive a bonus equal to 40% of his base salary if the Company achieves the annual profit performance plan goals adopted by the Board of Directors and a bonus of greater than 40% of his base salary if the Company exceeds such goals. For the year ended December 31, 1997, Mr. Feinstein elected to take options to purchase 14,810 shares in lieu of cash bonus. Pursuant to his employment agreement, Mr. Feinstein will continue to serve as a member of the Board of Directors during the period of his employment.

  Pursuant to his employment agreement, on August 27, 1992, Mr. Feinstein also received a nonstatutory stock option to purchase up to 150,000 shares of Common Stock at an exercise price of $3.00 per share (which represented the fair market value on the date of grant), vesting one-fifth on the date of grant and one-fifth on each of the next four anniversary dates. The original expiration date of this stock option was the fifth anniversary of the date of grant. On December 6, 1995, the Stock Option Plans Committee extended the exercise period of the option for an additional five years, so that the option will expire on August 27, 2002. Pursuant to his employment agreement, Mr. Feinstein was also granted a stock option to purchase up to 100,000 shares of Common Stock at $3.00 per share (which represented the fair market value on the date of grant), subject to a vesting schedule that originally provided for vesting in three equal annual installments commencing April 15 in the year following the achievement of certain financial goals. On September 27, 1995, the Stock Option Plans Committee amended this option to provide for vesting on the earlier of the six-year anniversary of the date of grant or in three equal annual installments commencing April 15 in the year following the achievement of certain financial goals, and on June 14, 1996, the Compensation Committee further amended this option to provide for full vesting in any event on August 27, 1998. The original expiration date of this option was six years from the date of grant, but on June 14, 1996, the Compensation Committee extended the exercise period of the option to seven years from the date of grant, so that the option will expire on August 27, 1999.

  Upon a change in control of the Company, both stock options described in the preceding paragraph would be accelerated and deemed to be vested. Upon termination by the Company of his employment as Chief Executive Officer and his membership on the Board of Directors, other than for cause, Mr. Feinstein will continue to receive his salary for 12 months. On June 14, 1996, Mr. Feinstein's employment agreement was amended to provide that in the event of a change in control of the Company following which Mr. Feinstein no longer serves as the Chief Executive Officer of the Company within the Boston, Massachusetts metropolitan area or as a director of the Company, Mr. Feinstein may terminate the employment agreement and be paid three times his salary and bonus for the preceding fiscal year (subject to downward adjustment for any excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended).

 Change of Control Agreements

  Each of the Company's executive officers, other than Mr. Feinstein, has entered into an agreement with the Company which provides that, if within 12 months of a change of control of the Company, such officer's employment is terminated without cause or the officer terminates his or her employment with the Company due to a significant change in responsibilities or condition of employment, then such officer would be entitled to receive a payment equal to one year's base salary then being paid to him or her.

 Loans to Related Parties

  On September 11, 1995, the Company sold to Mr. Thomas Loper, Vice President, Customer Care, 8,939 shares of the Company's Common Stock at a price of $11.188 per share (which represented the fair market value of the Common Stock on the date of issuance) for an aggregate price of $100,000. The Company loaned $100,000 to Mr. Loper for seven years at an annual interest rate of 6.3% pursuant to the terms of a promissory note (the "Loper Note"), which is secured by the Common Stock that Mr. Loper purchased. The Loper Note will accelerate and become immediately due and payable within 90 days of termination of Mr. Loper's employment for any reason. As of February 28, 1998, $106,300 (including $6,300 of accrued interest) was outstanding on the Loper Note.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of (i) the Center for Research in Security Prices ("CRSP") Total Return Index for the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) the CRSP Total Return Index for Nasdaq Health Services Stocks ("Nasdaq Health Services Stocks"). This graph assumes the investment of $100 on December 31, 1992 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Health Services Stocks and assumes dividends are reinvested. Measurement points are at the last trading day of the fiscal years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997.


                                   [CHART]

                             FIVE YEAR PERFORMANCE

                                                DECEMBER 31,
                               -----------------------------------------------
                                1992    1993    1994    1995    1996    1997
                               ------- ------- ------- ------- ------- -------
Lifeline Systems, Inc......... $100.00 $131.00 $155.20 $334.50 $482.80 $693.10
Nasdaq Composite Index........  100.00  114.80  112.20  158.70  195.20  239.50
Nasdaq Health Services
 Stocks.......................  100.00  115.40  123.80  157.20  157.30  160.30

                     REPORT OF THE COMPENSATION COMMITTEE

 Overview and Philosophy

  The Compensation Committee of the Board of Directors (the "Committee") is composed of four non-employee directors and is responsible for the development and administration of the Company's executive compensation policies and programs, subject to the review and approval of the entire Board. The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation of the executive officers of the Company. The Company also has a Stock Option Plans Committee, which grants stock options to executives and other key employees of the Company and otherwise administers the Company's stock option plans.

  The objectives of the Company's executive compensation program are as follows:

  -- support the achievement of strategic goals and objectives of the Company

  -- attract and retain key executives critical to the long-term success of the Company

  -- align the executive officers' interests with the success of the Company

 Compensation Program

  The Company's executive compensation program consists of three principal elements: base salary, annual incentive compensation in the form of cash or stock options and long-term incentive compensation in the form of stock options. Generally, the Company's objective is to pay base compensation which is comparable to the fiftieth percentile total compensation package offered to officers in similar positions at comparable companies, and to pay total compensation, including annual bonuses and long-term incentives such as stock options, comparable to the seventy-fifth percentile total compensation package offered to officers in similar positions at comparable companies.

  The Company's annual bonus plan is designed to create incentives for meeting pre-tax profit goals. The Committee establishes a target bonus amount, which would be paid out in full in the event that the Company achieves an established pre-tax profit level, and which would be paid out to a lesser or greater extent in the event that the goals are not met or are surpassed. No annual bonus is paid if the Company's pre-tax profit falls below a minimum level established by the Committee. Prior to 1997, the annual bonus was payable in cash. For the year ended December 31, 1997, in order to further align the executives' interests with those of the stockholders, the Compensation Committee approved a change to the annual bonus plan pursuant to which officers were able to elect to receive stock options in lieu of a cash bonus. The number of such options was determined by a formula based on the cash bonus each officer would have received, a Black-Scholes option valuation model as of the grant date, and consideration of the risk associated with trading stock options for cash.

  Long-term incentives for executive officers and key managers are provided through stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return.

  Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount of such grants (other than options granted under the annual bonus plan), the Committee evaluates a variety of factors, including (i) the job level of the executive,

(ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. During 1997, the Committee granted non-qualified options which vest (except for certain options granted to the Chief Executive Officer) in five equal annual installments commencing on the first anniversary date of the grant.

  The Compensation Committee periodically reviews all elements of officer compensation with independent experts retained by the Company for this purpose. Such a review was conducted during 1997 to help ensure that compensation levels are appropriate.

 Chief Executive Officer's 1997 Compensation

  For the year ended December 31, 1997, the Company's President and Chief Executive Officer, Ronald Feinstein, received a base salary of $242,826 and 14,810 option shares in lieu of a cash bonus which were granted on February 13, 1998, on which date the fair market value of the shares underlying those options was $24.00. These options become exercisable in installments, with one-third exercisable immediately upon grant, and an additional one-third becoming exercisable on each of the next two anniversary dates. For the year ended December 31, 1997, Mr. Feinstein also received options to purchase 20,000 shares which become exercisable in installments beginning 12 months after the date of grant, with one-third becoming exercisable at that time and an additional one-third becoming exercisable on each successive anniversary date. Mr. Feinstein's 1993 base salary had been initially established as $200,000 pursuant to his employment agreement with the Company. His salary is reviewed each year by the Compensation Committee, and was adjusted by the Compensation Committee to $245,000 effective March 1, 1997, based on the Company's performance in 1996, a review of salary data for chief executive officers of comparable companies, at both the fiftieth and seventy-fifth percentile, and Mr. Feinstein's performance and the scope of his responsibilities. Mr. Feinstein is generally compensated on the same basis as the other executive officers of the Company, including a combination of base salary, bonus plan payments and stock options.

 Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. The Company does not believe that Section 162(m) will generally have an effect on the Company, because of the current and expected compensation levels of its officers. However, the Committee intends to periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of its executive officer compensation (including its stock plans) to comply with certain exemptions provided in Section 162(m). To meet the requirements of Section 162(m), the Board has established the Stock Option Plans Committee to administer all of the Company's stock option plans.

                                          Compensation Committee

                                          Joseph E. Kasputys, Ph.D., Chairman*
                                          Carolyn Roberts*
                                          L. Dennis Shapiro
                                          Steven M. Tritman*

                                          * Member of the Stock Option Plans
                                          Committee

2. APPROVAL OF AMENDMENT TO THE ARTICLES OF ORGANIZATION INCREASING AUTHORIZED SHARES OF COMMON STOCK

  On March 24, 1998, the Board of Directors of the Company adopted, subject to shareholder approval, a proposed amendment to the Company's Articles of Organization, providing for an increase in the authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares. As of January 31, 1998, a total of 6,376,390 shares of Common Stock were issued and outstanding (including 592,548 treasury shares), 291,150 shares had been reserved for issuance under the Company's stock option plans and 162,116 shares had been reserved for issuance under the Company's Employee Stock Purchase Plan.

  The Board of Directors recommends the adoption of this amendment by the stockholders to ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock available for future use. As is the case with the shares of Common Stock which are currently authorized but unissued, if this amendment is adopted by the stockholders, the Board of Directors will have authority to issue the additional shares of Common Stock from time to time without further action on the part of stockholders.

  The Board has no present plans, negotiations or agreements, written or oral, with respect to the issuance of the additional shares to be authorized by this amendment. However, the additional authorized shares would be available for issuance at such times and for such proper corporate purposes as the Board of Directors may approve, including possible future stock splits or stock dividends or future financing and acquisition transactions. Depending upon the nature and terms thereof, such transaction or transactions could enable the Board to render more difficult or discourage an attempt to obtain a controlling interest in the Company or the removal of the incumbent Board and may discourage unsolicited takeover attempts which might be desirable to stockholders. For example, the issuance of shares of common stock in a public or private sale, merger, or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to take over the Company. Furthermore, many companies have issued warrants or other rights to acquire additional shares to the holders of common stock to discourage or defeat unsolicited stock accumulation programs and acquisition proposals. If this amendment is adopted, more common stock of the Company would be available for such purposes than is currently available. Stockholders do not have any preemptive or other rights to subscribe for any shares of Common Stock which may in the future be issued by the Company.

  THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

3.RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

  Subject to ratification by the stockholders, the Board of Directors has selected the firm of Coopers & Lybrand L.L.P., certified public accountants, as independent accountants of the Company for the Company's 1998 fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since 1979. Although stockholder approval of the Board of Directors' selection of Coopers & Lybrand L.L.P. is not required by law, the Board of Directors believes that it is advisable to give the stockholders an opportunity to ratify this selection. If this proposal is not approved, the Board of Directors will reconsider its selection of Coopers & Lybrand L.L.P. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

4.OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile machine and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Cambridge, Massachusetts not later than December 11, 1998 for inclusion in the proxy statement for that meeting and must comply with the rules of the Securities and Exchange Commission.

                                       By Order of the Board of Directors,

                                       NORMAN B. ASHER, Clerk
Cambridge, Massachusetts
April 10, 1998

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                            LIFELINE SYSTEMS, INC.

              640 MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS 02139

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 20, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Those signing on the reverse side, revoking all prior proxies, hereby appoint Ronald Feinstein and Norman B. Asher, and each of them, with full power of substitution, as proxies, to represent and to vote as designated hereon, all shares of stock of Lifeline Systems, Inc. which those signing on the reverse side would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Lifeline System, Inc., 640 Memorial Drive, Cambridge, Massachusetts 02139, on May 20, 1998 at 10:00 a.m., Boston time, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDERS.

________________________________________________________________________________
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
________________________________________________________________________________

________________________________________________________________________________
Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person and state title.
________________________________________________________________________________

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

___________________________________      ___________________________________

___________________________________      ___________________________________

___________________________________      ___________________________________

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                 ---------------------------------------------
                            LIFELINE SYSTEMS, INC.
                 ---------------------------------------------

                UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE
               VOTED IN FAVOR OF THE PROPOSALS SET FORTH HEREON.

     A VOTE "FOR" EACH PROPOSAL IS RECOMMENDED BY THE BOARD OF DIRECTORS.

RECORD DATE SHARES:



1. To elect three Class III Directors, each to hold office until the Annual Meeting of Stockholders in 2001 and until their successors are elected and qualified.


                                SUSAN S. BAILIS
                              CAROLYN C. ROBERTS
                            GORDON C. VINEYARD, MD


       FOR ALL NOMINEES              WITHHOLD           FOR ALL EXCEPT
             [_]                       [_]                   [_]


   If you do not wish your shares voted "For" a particular nominee mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. Approval of an amendment to the Company's Articles of Organization increasing the authorized shares of Common Stock.


             FOR                      AGAINST              ABSTAIN
             [_]                       [_]                   [_]

3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for 1998.

             FOR                      AGAINST              ABSTAIN
             [_]                       [_]                   [_]

4. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

Mark box at right if an address change or comment has been noted on the reverse
side of this card.         [_]


            Please be sure to sign and date this Proxy            Date
--------------------------------------------------------------------------------



------Stockholder sign here---------------------Co-owner sign here--------------


DETACH CARD                                                          DETACH CARD

                            LIFELINE SYSTEMS, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 20, 1998.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

Lifeline Systems, Inc.